EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated April 24, 2002, except for Note 6, as to which the date is June 24, 2002, accompanying the consolidated financial statements included in the annual report of FFP Marketing Company, Inc. on Form 10-K for the years ended December 30, 2001, December 31, 2000, and December 26, 1999. We hereby consent to the incorporation by reference of said report in the registration statement of FFP Marketing Company, Inc. on Form S-8 (File No. 33-68143).



                                                      Grant Thornton LLP





Dallas, Texas
June 24, 2002